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                                                                    Exhibit 12.1

                      SERVICE CORPORATION INTERNATIONAL
                      RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                           Nine Months Ended
                                                                                              September 30,
                                                                                          1995             1994
------------------------------------------------------------------------------------------------------------------------
                                                                                   (Thousands, except ratio amounts)
Pretax income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $   206,081      $   161,970

Undistributed income of less than 50% owned equity investees  . . . . . . . .             (2,213)            (458)
Minority interest in income of majority owned subsidiaries
   with fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,713            1,620
Add fixed charges as adjusted (from below)  . . . . . . . . . . . . . . . . .             105,203           69,597
                                                                                      -----------      -----------
                                                                                      $   310,784      $   232,729
                                                                                      -----------      -----------

Fixed charges:
   Interest expense:
       Corporate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    85,063      $    53,464
       Financial services   . . . . . . . . . . . . . . . . . . . . . . . . .               8,032            7,197
       Capitalized  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 200              587
   Amortization of debt costs   . . . . . . . . . . . . . . . . . . . . . . .                 824              205
   1/3 of rental expense  . . . . . . . . . . . . . . . . . . . . . . . . . .              11,284            8,731
   Dividends on convertible preferred securities of SCI Finance LLC . . . . .               8,086             -
                                                                                      -----------      -----------
   Fixed charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             113,489           70,184
   Less:  Capitalized interest  . . . . . . . . . . . . . . . . . . . . . . .                (200)            (587)
          Dividends on convertible preferred securities of SCI Finance LLC  .              (8,086)            -
                                                                                      -----------      -----------

Fixed charges as adjusted . . . . . . . . . . . . . . . . . . . . . . . . . .         $   105,203      $    69,597
                                                                                      ===========      ===========

Ratio (earnings divided by fixed charges) . . . . . . . . . . . . . . . . . .                2.74             3.32
                                                                                      ===========      ===========
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